UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2007

The Toro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8111 Lyndale Avenue South, Bloomington, Minnesota		55420
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-888-8801

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

On February 20, 2007, the Company issued a press release announcing financial results for its fiscal 2007 first quarter ended February 2, 2007. The press release included unaudited condensed financial statements that did not properly classify the partial funding of the Company's deferred compensation plans which occurred during the first quarter of fiscal 2007. The reclassification only affects the condensed consolidated balance sheet as of February 2, 2007 and the condensed consolidated statement of cash flows for the three months ended February 2, 2007. The condensed consolidated balance sheet as of February 2, 2007 included an other asset of $17.3 million and an accrued liability for $17.3 million that should have been netted against each other. Goodwill and other assets, net should have been $97.9 million, not $115.2 million, and accrued liabilities should have been $230.5 million, not $247.8 million. Net cash used in operating activities should have been $110.9 million, not $93.6 million, and net cash used in investing activities should have been $14.3 million, not $31.6 million. Corrected versions of the condensed consolidated balance sheet as of February 2, 2007 and the condensed consolidated statement of cash flows for the three months ended February 2, 2007 are attached to this Report as Exhibit 99.1.

The information contained in this report and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
99.1 Condensed Consolidated Balance Sheets and Condensed Statement of Cash Flows (included herewith).

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Toro Company

February 27, 2007	By:	Stephen P. Wolfe

Name: Stephen P. Wolfe
Title: Vice President Finance and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Condensed Consolidated Balance Sheets and Condensed Statement of Cash Flows (included herewith).